UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2024

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

Insight Acquisition Corp.

333 East 91st Street

New York, NY 10128

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On December 13, 2024 (the “Closing Date”), Alpha Modus Holdings, Inc., a Delaware corporation (the “Company”) (f/k/a Insight Acquisition Corp. (“IAC”)), consummated the previously announced merger (the “Closing”) pursuant to that certain Business Combination Agreement, dated October 13, 2023, and as amended by the First Amendment to the Business Combination Agreement, dated as of June 21, 2024 (as so amended, the “Business Combination Agreement”), by and among IAC, IAC Merger Sub Inc., a Florida corporation and a wholly owned subsidiary of IAC (“Merger Sub”), and Alpha Modus, Corp., a Florida corporation (“Legacy Alpha Modus,” or “Alpha Modus” where applicable). IAC’s stockholders approved the Transactions (as defined below) at a special meeting of stockholders held on October 29, 2024 (the “Special Meeting”).

Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Alpha Modus (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with Legacy Alpha Modus continuing as the surviving corporation in the Merger and the wholly-owned subsidiary of IAC. On the Closing Date, the registrant changed its name from Insight Acquisition Corp. to Alpha Modus Holdings, Inc.

Conversion of Securities and Merger Consideration

Immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of IAC, Merger Sub, Legacy Alpha Modus or the holders of any of the following securities, each share of Legacy Alpha Modus common stock (other than the Dissenting Shares and the Cancelled Shares, as such terms are defined in the Business Combination Agreement) converted into (i) the contingent right to receive Earnout Shares (as defined below) (which may be zero) following the Closing, and (ii) one share of IAC Class A common stock; and each share of Legacy Alpha Modus preferred stock (other than the Dissenting Shares and the Cancelled Shares) converted into (i) the contingent right to receive Earnout Shares (as defined below) (which may be zero) following the Closing, and (ii) one share of IAC Series C Preferred Stock (collectively the “Merger Consideration”).

Earnout Merger Consideration

Up to an additional 2,200,000 contingent shares of Class A common stock in the aggregate (“Earnout Shares”) are payable to each holder of Legacy Alpha Modus common stock and/or Legacy Alpha Modus preferred stock receiving consideration in the Merger, pro rata in proportion to their ownership of Alpha Modus common stock and preferred stock (considered together as a single class) at the Closing. The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing, the volume-weighted average price (“VWAP”) of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of the Company at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, IAC’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) deposited 750,000 shares of Company Class A common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above. The Sponsor also forfeited and cancelled an additional 750,000 shares of IAC Class A common stock.

Securities Purchase Agreement

As previously disclosed in the Company’s Current Reports on Form 8-K filed on October 23, 2024, and December 12, 2024, on October 23, 2024, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), an entity controlled by John M. Fife, pursuant to which the Company would sell, and the Investor would purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses), which was anticipated to close and fund at the Closing, and on December 12, 2024, the Company amended the SPA to provide for revised terms in the Note to be issued under the SPA (the “Amended SPA”).

The SPA included customary representations, warranties and covenants by the Company and customary closing conditions. The SPA granted the Investor (i) the right to fund up to an additional $5,000,000 to the Company, with the Company’s consent, through the date that is six months following repayment of the Note in full (the “Reinvestment Right”), and (ii) the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with the Company for at least $20,000,000, through the date that is one year following the Purchase Price Date (defined below). Pursuant the SPA, Legacy Alpha Modus is required to guarantee all of the Company’s obligations under the Note and related transaction documents pursuant to a guaranty agreement (the “Guaranty”), and the Note will also be secured by security agreements (the “Security Agreements”) by and between the Investor and both the Company and Legacy Alpha Modus, granting the Investor first priority security interests in all assets of the Company, as well as all assets of Legacy Alpha Modus, including all of Legacy Alpha Modus’ intellectual property (and including Legacy Alpha Modus’ patent portfolio) pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, the Company and Legacy Alpha Modus (collectively the “Borrowers”), and William Alessi, his entity, Janbella Group, LLC, and the trusts deemed to be beneficially owned by Mr. Alessi (each a “Capital Party” and collectively the “Capital Parties”), are required to execute at closing a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Borrowers’ indebtedness and obligations to each Capital Party will be subordinated to Investor, (ii) all security interests of any Capital Party will be subordinate to Investor’s security interests, (iii) the Borrowers will not make any payments to any Capital Party, (iv) none of the Capital Parties will accelerate any subordinated debt or equity, (v) and no Capital Party will convert or exchange their preferred stock of the Company into Common Stock, until such time as the Investor has been fully paid and all financing agreements between the Investor and the Borrowers are terminated.

The Note matures 18 months following the date the purchase price is delivered to the Company (the “Purchase Price Date”), accrues interest of 10% per annum, is prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the Note, and is convertible into Class A common stock (“Common Stock”) of the Company as described below. Within 30 days of the Purchase Price Date, the Company is obligated to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) registering a number of shares of Common Stock issuable upon conversion of the Note in an amount no less than two times the number of shares of Common Stock necessary to convert the outstanding balance under the Note in full as of the date the Company files the registration statement. If the registration statement is not declared effective by the SEC within 120 days of the Purchase Price Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the registration statement is declared effective or the Investor is able to sell shares of Common Stock issuable upon conversion of the Note pursuant to Rule 144 under the Securities Act of 1933, as amended. If by the date that 50% of the shares registered under the registration statement have been issued to Investor (such date, the “Trigger Date”) the Note has not yet been repaid in full, the Company is obligated to file an additional registration statement registering additional shares of Common Stock issuable upon conversion of the Note within 30 days of the Trigger Date. If that additional registration statement is not declared effective by the SEC within 120 days of the Trigger Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the additional registration statement is declared effective.

The Note is convertible at the election of the Investor into shares of Common Stock at any time at a conversion price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding conversion, subject to a $4.00 per share floor price (such that the conversion price will not be lower than $4.00/share), and provided that (i) the Investor may not convert the Note into shares of Common Stock to the extent that such conversion would result in the Investor’s beneficial ownership of Common Stock being in excess of 4.99% (or 9.99% if the Company’s market capitalization is less than $10 million), and provided that (ii) the Note is not convertible into a total cumulative number of shares of Common Stock in excess of the number of shares of Common Stock permitted by Nasdaq Listing Rule 5635 (the “Exchange Cap”). Pursuant to the terms of the Note, the Company will, within 120 days of the Purchase Price Date, seek shareholder approval of the Note and the issuance of shares of Common Stock, issuable upon conversion of the Note and pursuant to the Reinvestment Right, in excess of the Exchange Cap (the “Shareholder Approvals”). If such shareholder approval is not obtained within 120 days, the Company will continue to seek shareholder approval every three months thereafter until shareholder approval is obtained. Pursuant to the Subordination Agreement, each Capital Party is required to vote all of their shares of Company stock in favor of the Shareholder Approvals. Under the SPA, the Company is required to initially reserve 7,500,000 shares of its Common Stock for issuance to the Investor under the Note, and the Company is required to add additional shares to the reserve in increments of 100,000 shares when requested by the Investor if at the time of the request the number of shares being held in reserve is less than three times the number of shares of Common Stock equal to the outstanding balance under the Note divided by the applicable conversion price at that time.

If the closing bid price of Company’s common stock is less than the $4.00 per share floor price for ten consecutive trading days, the Company is required to commence repayment of the Note on the date that is 90 days following the Purchase Price Date, and the Investor has agreed not to foreclose on the Company’s assets for twelve months following the Purchase Price Date.

The foregoing descriptions of each of the Business Combination Agreement, the SPA, the Amended SPA, the Guaranty, Security Agreements, IP Security Agreement, Subordination Agreement, and Note, do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which, in the case of the Business Combination Agreement, First Amendment to Business Combination Agreement, SPA, and Amended SPA, are filed as Exhibits 2.1, 2.2, 10.1 and 10.2 (and the form of which, in the case of the Guaranty, Security Agreements, IP Security Agreement, and Subordination Agreement are attached as exhibits to Exhibit 10.1, and the form of which, in the case of the Note, is attached as an exhibit to Exhibit 10.2), to this Current Report on Form 8-K and incorporated by reference herein.

Related Agreements

Contemporaneously with the execution and delivery of the Business Combination Agreement, (i) IAC and certain Legacy Alpha Modus stockholders entered into the Company Support Agreement; (ii) IAC, the Sponsor and certain other IAC shareholders parties thereto, Legacy Alpha Modus, and certain Legacy Alpha Modus stockholders entered into an Amended and Restated Registration Rights Agreement, which became effective as of Closing; (iii) certain Legacy Alpha Modus stockholders entered into a Confidentiality and Lock-up Agreement with IAC, each of which became effective as of Closing; (iv) IAC, Sponsor, and Legacy Alpha Modus entered into Sponsor Lock-Up Agreement; and (v) the Sponsor, IAC, and Legacy Alpha Modus entered into a Stockholder Support Agreement, copies of which are filed as Exhibits 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, to this Report, and incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K filed on December 12, 2024, Polar Multi-Strategy Master Fund (“Polar”), one of the Company’s investors and the holder of 1,000,000 shares of Legacy Alpha Modus common stock prior to the Closing, agreed to forfeit 850,000 of its shares of Alpha Modus, Corp. common stock, such that prior to Closing, Polar would only hold 150,000 shares of Legacy Alpha Modus common stock and Legacy Alpha Modus would only have 5,295,000 shares of common stock outstanding in the aggregate, instead of 6,145,000 shares of common stock outstanding, pursuant to a Forfeiture Agreement dated December 12, 2024 (the “Forfeiture Agreement”).

The foregoing description of the Forfeiture Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forfeiture Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Capitalized terms used but not defined in this Current Report on Form 8-K (the “Report”) have the meanings set forth in the Proxy Statement/Consent Solicitation Statement/Prospectus filed by the Company on September 19, 2024, as supplemented on October 23, 2024.

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth in the “Introductory Note” above and in Item 5.02 is incorporated by reference into this Item 1.01.

On the Closing Date, the Company entered into the Guaranty, Security Agreements, IP Security Agreement, and Subordination Agreement, and issued the Note to the Investor. The proceeds of Note were used to pay transaction costs associated with the Business Combination and will be used for working capital.

Effective as of the Closing Date, the Company settled its outstanding payables with its counsel, Loeb & Loeb LLP (“Loeb”), in excess of $1,100,000, by paying Loeb $425,000 in cash and issuing Loeb a promissory note (the “Loeb Note”) in the principal amount of $325,000, with outstanding principal generally required to be repaid $25,000 per month. The outstanding balance accrues no interest and is convertible after such time that the Company is no longer subject to the Investor’s variable rate transaction prohibition or the Investor has otherwise consented to conversion, provided that Loeb may not convert the note into shares of Common Stock to the extent that such conversion would result in Loeb’s beneficial ownership of Common Stock being in excess of 4.99%. The conversion price will be 90% of the 5-day VWAP of the Common Stock at the time of conversion, and the Company is required to register shares of Common Stock issuable upon conversion of the note provided the Note has become convertible.

The foregoing description of the Loeb Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Loeb Note, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

As previously disclosed in the Company’s Current Report on Form 8-K filed on October 31, 2024, at the Special Meeting, IAC’s stockholders approved the Business Combination Agreement, the Transactions and the other related proposals presented in the Proxy Statement/Consent Solicitation Statement/Prospectus. On December 13, 2024, the parties to the Business Combination Agreement consummated the Transactions.

Holders of an aggregate of 426,136 shares of IAC Class A common stock sold in IAC’s initial public offering (the “Public Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from IAC’s initial public offering, which was approximately $11.29 per share, or $4.8 million in the aggregate (426,135 shares for aggregate redemption payments of $4.8 million at a redemption price of approximately $11.29 per share on or about December 3, 2024, and 1 share at a redemption price of approximately $12.49 per share on or about December 13, 2024).

As a result of the Business Combination, each share of Legacy Alpha Modus common stock outstanding immediately prior to the effective time of the Business Combination was converted into the right to receive 1 share of the Company’s Class A common stock, and each share of Legacy Alpha Modus Series C Redeemable Convertible Preferred Stock outstanding immediately prior to the effective time of the Business Combination was converted into the right to receive 1 share of the Company’s Series C Preferred Stock.

Immediately following consummation of the Transactions, including the redemption of public shares as described above, there were 12,455,252 shares of the Company’s common stock (all Class A common stock) issued and outstanding, and 7,500,000 shares of the Company’s Series C Preferred Stock issued and outstanding.

The Company’s Class A common stock and warrants commenced trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “AMOD” and “AMODW,” respectively, on December 16, 2024.

As noted above, an aggregate of approximately $4.8 million was paid from the Company’s trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance in the trust account immediately prior to the Closing was approximately $1.16 million. The remaining balance in the trust account was used released to the Company at Closing and primarily used to fund expenses incurred by Legacy Alpha Modus and IAC in connection with the Business Combination, with the remaining amount used for general corporate purposes of the Company following the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Report may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company cautions readers of this Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to customers of the Company’s products and services, the potential success of the Company’s marketing and growth strategies, potential benefits of the Business Combination (including with respect to shareholder value). These statements are based on various assumptions, whether or not identified in this Report, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

● the Company’s inability to achieve or sustain profitability;

● the viability of the Company’s intellectual property;

● changes in applicable laws or regulations;

● the possibility that the Company’s business or the combined company may be adversely affected by other economic business, changing technology, evolving industry standards, and/or competitive factors;

● the ability of the Company to obtain, maintain, and protect its intellectual property, and other risks related to enforcement of the Company’s intellectual property rights;

● failure to realize the anticipated benefits of the Business Combination;

● risks related to future market adoption of the Company’s technology;

● risks related to the Company’s marketing and growth strategies;

● the effects of competition on the Company’s future business;

● the ability of the Company to issue equity or equity-linked securities in the future;

● the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan;

● the Company’s ability to execute its business plans and strategy;

● the outcome of any legal proceedings that may be instituted against the Company related to Business Combination; and

● other risks and uncertainties described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Risk Factors” beginning on page 31 thereof, which are incorporated herein by reference

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company is not presently aware of or that the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Report. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the Company’s control.

Business

The business of the Company is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Information About Alpha Modus” beginning on page 155 thereof, and that information is incorporated herein by reference.

On November 12, 2024, Legacy Alpha Modus filed a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Risk Factors” beginning on page 31 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business is included on pages 20-22 of the Proxy Statement/Consent Solicitation Statement/Prospectus under the heading “Summary Risk Factors” and is incorporated herein by reference.

Financial Information

The financial information of IAC is described in (i) the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “Selected Financial and Other Data of IAC” and “IAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 25 and 142 thereof, respectively, which are incorporated herein by reference, and (ii) the Quarterly Report of the Company filed on November 18, 2024, in the section entitled “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 29 thereof, which is incorporated herein by reference.

The financial information of Legacy Alpha Modus is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “Selected Financial and Other Data of Alpha Modus” and “Alpha Modus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on pages 28 and 161 thereof, respectively, which are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to financial information of IAC and Legacy Alpha Modus, which is incorporated herein by reference.

LEGACY ALPHA MODUS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “our,” “us,” and “Alpha Modus” generally refer to Alpha Modus, Corp. and its consolidated subsidiaries prior to the Business Combination and to the Company and its consolidated subsidiaries after giving effect to the Business Combination. The following discussion and analysis of our results of operations and financial condition should be read in conjunction with the other information included elsewhere in this Report. This discussion contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.

Percentage amounts included in this Report have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this Report may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this proxy statement/prospectus. Certain other amounts that appear in this proxy statement/prospectus may not sum due to rounding.

Plan of Operation

Alpha Modus offers technology as a service. Its core technologies have been deployed on IBM’s Bluemix platform and earned a Beacon Award by IBM 2016 for Best New Application on IBM Cloud from an Entrepreneur. Alpha Modus has been recognized by IBM Watson as a thought leader in technology. As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale.

On January 11, 2024, Alpha Modus entered into a license agreement with GZ6G Technologies Corp. (“GZ6G”), which gives GZ6G the right to use Alpha Modus’ patented intellectual property, and pertains to GZ6G’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus for AI-driven advertising solutions for stadiums and event management. Alpha Modus intends to deploy services under the license by the end of 2024, expand event venue service offerings in late 2025, and expand service offerings in additional industries in 2024.

On January 16, 2024, Alpha Modus initiated a patent infringement action against The Kroger Company alleging patent infringement of several Alpha Modus patents encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision. On November 12, 2024, Alpha Modus initiated a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision.

On April 10, 2024, Alpha Modus entered into a license agreement with Xalles Holdings Inc. and its subsidiary, CashXAI Inc. (“CashX”), which gives CashX the exclusive right to use all of Alpha Modus’ patented intellectual property in connection with CashX’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus, within the Exclusive Industry. The “Exclusive Industry” means the industry relating to self-service kiosks located in retail food, drug and convenience stores for the purpose of serving Unbanked and Underbanked consumers, by offering banking, phone and insurance solutions to the consumer. An “Unbanked” consumer means a person that does not have a checking or savings account with an FDIC-insured institution, and an “Underbanked” consumer means a person that has or had a checking or savings account with an FDIC-insured institution, but regularly uses non-traditional banks such as Venmo or the Cash App, or lenders such as a check cashing company or payday lender. Alpha Modus intends to deploy services under the license by the end of 2024.

Alpha Modus intends to continue its intellectual property licensing and enforcement efforts throughout 2025. No assurances can be given that any of these plans will come to fruition or that, if implemented, they will necessarily yield positive results.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

For the three months ended September 30, 2024, compared to the three months ended September 30, 2023

Revenue

Alpha Modus had no revenue during the three months ended September 30, 2024 and 2023.

Operating Expenses

Alpha Modus had operating expenses of $286,131 for the three months ended September 30, 2024, compared to $5,900 for the three months ended September 30, 2023. The increase was primarily due to the reclassification of expenses for a related party of $208,433 during the three months ended September 30, 2023. These expenses were charged directly against additional paid-in capital instead of an expense to Alpha Modus.

Other Income/Expenses

Alpha Modus had total other expense of $29,615 for the three months ended September 30, 2024, $29,618 of which was interest expense, as compared to total other expense of $22,089 and interest expense of $22,090 during the three months ended September 30, 2023.

Net Loss

Alpha Modus had a net loss of $315,746 for the three months ended September 30, 2024, compared to $27,989 of net loss for the three months ended September 30, 2023. The increase in net loss during the three months ended September 30, 2024, as compared to the three months ended September 30, 2023, was primarily due to the reclassification of expenses for a related party of $208,433 during the three months ended September 30, 2023, described above.

For the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023

Revenue

Alpha Modus had no revenue during the nine months ended September 30, 2024 and 2023.

Operating Expenses

Alpha Modus had operating expenses of $597,595 for the nine months ended September 30, 2024, compared to $177,519 for the nine months ended September 30, 2023. The increase was primarily due to the reclassification of expenses for a related party of $208,433 during the nine months ended September 30, 2023. These expenses were charged directly against additional paid-in capital instead of an expense to Alpha Modus. Professional fees also increased by $164,979 during the nine months ended September 30, 2024.

Other Income/Expenses

Alpha Modus had total other expense of $127,884 for the nine months ended September 30, 2024, $127,892 of which was interest expense, as compared to total other expense of $57,470 and interest expense of $57,474 during the nine months ended September 30, 2023.

Net Loss

Alpha Modus had a net loss of $725,479 for the nine months ended September 30, 2024, compared to $234,989 of net loss for the nine months ended September 30, 2023. The increase in net loss during the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023, was primarily due to the reclassification of expenses for a related party of $208,433 and professional fees as described above.

Liquidity and Capital Resources

As of September 30, 2024, Alpha Modus had cash of $66,011. We do not have sufficient resources to effectuate our business. We expect to incur expenses during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we believe we will need to raise a minimum of an additional $2,500,000. These factors, along with the lack of current Company revenues, raise substantial doubts about Alpha Modus’s ability to continue as a going concern.

Operations used cash of $541,826 for the nine months ended September 30, 2024, compared to $304,620 for the nine months ended September 30, 2023.

We had net cash provided by financing activities for the nine months ended September 30, 2024, of $501,028, compared to $397,042 for the same period in 2023.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

IAC is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, Alpha Modus expects to remain an emerging growth company at least through the end of the 2023 fiscal year and to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare Alpha Modus’ financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the IAC IPO, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding common equity held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Properties

The facilities of the Company are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Information About Alpha” beginning on page 155 thereof and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock and preferred stock immediately following consummation of the Transactions by:

●	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock or preferred stock;

●	each of the Company’s named executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. In computing the number of shares of the Company’s common stock beneficially owned by a person or entity and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise noted, the address of each beneficial owner is c/o Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031.

The beneficial ownership of the Company’s stock is based on 12,455,252 shares of the Company’s Class A common stock, and 7,500,000 shares of Series C Preferred Stock, issued and outstanding immediately following consummation of the Transactions, including the redemption of Public Shares as described above.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock		%	Number of Shares of Series C Preferred Stock		%
Directors and Executive Officers
William Alessi	4,342,308	(1)	34.9%	7,500,000	(2)	100.0%
Rodney Sperry	-		-	-		-
Chris Chumas	81,000	(3)	0.7%	-		-
Michael Garel	20,400		0.2%	-		-
Gregory Richter	36,000	(4)	0.3%	-		-
Scott Wattenberg	-		-	-		-
William Ullman	-		-	-		-
All Directors and Executive Officers as a Group	4,479,708		36.0%	7,500,000		100.0%

Other Five Percent Holders
Alex Haase (5)	1,092,308		8.8%	-		-
Cantor Fitzgerald & Co. (6)	1,050,000	(7)	7.8%	-		-
Odeon Capital Group, LLC (8)	450,000	(9)	3.5%	-		-
Insight Acquisition Sponsor LLC (10)	12,074,997	(11)	60.5%	-		-
Michael Singer (12)	12,199,997	(13)	61.1%	-		-

(1)	Includes (i) 139,784 shares of Class A common stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 200,000 shares of Class A common stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 200,000 shares of Class A common stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 200,000 shares of Class A common stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 200,000 shares of Class A common stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 610,216 shares of Class A common stock held in the name of the Alessi Revocable Trust, and (vii) 2,792,308 shares of Class A common stock held in the name of Janbella Group, LLC. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

(2)	Includes (i) 4,300,000 shares of Series C Preferred Stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 800,000 shares of Alpha Modus Series C Preferred Stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 800,000 shares of Alpha Modus Series C Preferred Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 800,000 shares of Alpha Modus Series C Preferred Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, and (v) 800,000 shares of Alpha Modus Series C Preferred Stock held in the name of The Kim Alessi Richter Irrevocable Trust.
(3)	Includes (i) 75,000 shares of Class A common stock held in the name of Chris Chumas, and (ii) 6,000 shares of Class A common stock held in the name of Mr. Chumas’s spouse, Amanda Chumas.
(4)	Includes (i) 20,000 shares of Class A common stock held in the name of Gregory Richter, and (ii) 16,000 shares of Class A common stock held in the name of Mr. Richter’s spouse, Kim Alessi Richter.
(5)	The address of Alex Haase is 17408 Lynx Den Ct., Cornelius, NC 28036.
(6)	The address of Cantor Fitzgerald & Co. (“Cantor”) is 110 East 59th Street, 4th Floor, New York, NY 10022.
(7)	Consists of (i) 210,000 shares of Class A common stock issued to Cantor at Closing as part of the Transactions, and (ii) 840,000 shares of Class A common stock issuable under the private placement warrants held by Cantor, which are deemed to be beneficially owned by Cantor since the warrants are exercisable within 60 days of the date of the Closing.
(8)	The address of Odeon Capital Group, LLC (“Odeon”) is 750 Lexington Ave., 27th Floor, New York, NY 10022.
(9)	Consists of (i) 90,000 shares of New IAC common stock issued to Odeon at Closing as part of the Transactions, and (ii) 360,000 shares of common stock issuable under the private placement warrants held by Odeon, which are deemed to be beneficially owned by Cantor since the warrants are exercisable within 60 days of the date of the Closing.
(10)	The address of the Sponsor is 333 East 91st Street, New York, NY 10128.
(11)	Includes (i) 4,574,997 shares of Class A common stock held in the name of the Sponsor after the Closing (after cancellation of 750,000 shares by the Sponsor at Closing), and (ii) 7,500,000 shares of Class A common stock issuable under the private placement warrants held by the Sponsor, which are deemed to be beneficially owned by the Sponsor since the warrants are exercisable within 60 days of the date of the Closing. Michael Singer, the former Executive Chairman and CEO of the Company, and Jeffrey Gary, the Company’s former CEO and CFO, are the managing members of the Sponsor, and share voting and investment discretion with respect to the common stock held of record by the Sponsor, and Mr. Singer and Mr. Gary are therefore each deemed to be beneficial owners of securities held in the name of the Sponsor.
(12)	The address of Michael Singer is 333 East 91st Street, New York, NY 10128.
(13)	Includes (i) 125,000 shares of Class A common stock issued to Michael Singer at Closing as part of the Transactions, (ii) 4,574,997 shares of Class A common stock held in the name of the Sponsor after the Closing (after cancellation of 750,000 shares by the Sponsor at Closing), and (iii) 7,500,000 shares of Class A common stock issuable under the private placement warrants held by the Sponsor, which are deemed to be beneficially owned by the Sponsor since the warrants are exercisable within 60 days of the date of the Closing. Michael Singer is deemed to beneficially own securities held in the name of the Sponsor (see note 11 above).

Directors and Executive Officers

In connection with the Closing, Michael Singer resigned as Executive Chairman, Chief Executive Officer and as a director of the Company, David Brosgol and Victor Pascucci, III, resigned as directors of the Company, William Alessi was appointed as Chief Executive Officer and a director of the Company, Rodney Sperry was appointed as Chief Financial Officer of the Company, Chris Chumas was appointed as Chief Sales Officer of the Company, Gregory Richter, Michael Garel, and Scott Wattenberg were appointed as directors of the Company, and William Ullman continued as a director, in each case, as described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Management After the Business Combination” beginning on 186 thereof, and that information is incorporated herein by reference.

On December 13, 2024, Scott Wattenberg was designated to serve as a Class A Director of the board of directors of the Company (the “Board”), with his term expiring at the first annual meeting of the stockholders following the Closing. William Ullman and Michael Garel were designated to serve as Class B Directors, with their terms expiring at the second annual meeting of the stockholders following the Closing. William Alessi and Gregory Richter were designated to serve as Class C Directors with their terms expiring at the third annual meeting of the stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 186 thereof, which is incorporated herein by reference.

Independence of Directors

Nasdaq listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that William Ullman, Michael Garel, and Scott Wattenberg are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Director Compensation

The Company expects to pay each of our non-employee directors $100,000 in common stock per annum, payable quarterly on the first day of each fiscal quarter and valued based on the closing price of the Company’s common stock on the date of the Closing of the Business Combination. In addition, each non-employee director will receive a cash annual retainer of $25,000 for their service on the Board, payable in quarterly installments. The Company intends to continue evaluating the compensation to be provided to its non-employee directors.

Committees of the Board of Directors

The standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

The Board appointed William Ullman, Michael Garel, and Scott Wattenberg to serve on each of these three committees, with Scott Wattenberg the Chairman of the Audit Committee, Michael Garel the Chairman of the Compensation Committee, and William Ullman the Chairman of the Nominating and Corporate Governance Committee.

Executive Compensation

The executive compensation of the Company’s named executive officers and directors is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Executive and Director Compensation of Alpha Modus” beginning on page 192 thereof, which is incorporated herein by reference.

The description therein of the compensation of the Company’s executive officers is qualified in its entirety by the full text of the employment agreements of William Alessi, Rodney Sperry, and Chris Chumas, copies of which are attached hereto as Exhibit 10.9, 10.10 and 10.11, respectively, and incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “Certain IAC Relationships and Related Person Transactions” and “Certain Alpha Modus/ Relationships and Related Person Transactions” beginning on pages 152 and 195 thereof, respectively, and are incorporated herein by reference.

Risk Oversight

Our risk management oversight is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Management After the Business Combination—Role of the New IAC Board in Risk Oversight/Risk Committee” beginning on page 188 thereof, and that information is incorporated herein by reference.

Legal Proceedings

From time to time, the Company may be involved in litigation relating to claims arising out of commercial operations in the normal course of business. As of the Closing Date, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s results of operations except as set forth below.

On January 16, 2024, Legacy Alpha Modus filed a patent infringement lawsuit against The Kroger Company alleging patent infringement of several Alpha Modus patents pertaining to the Company’s ‘571 patent portfolio encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (case no. 2:2024cv00022), and the case is currently in discovery.

On November 12, 2024, Legacy Alpha Modus filed a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (case no. 2:2024cv00919), and the case is still in its initial pleading stage.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The market price of and dividends on IAC’s common equity, warrants and units and related stockholder matters is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the Section entitled “Market Price and Dividend Information” beginning on page 30 thereof, and that information is incorporated herein by reference.

Prior to the Closing, IAC’s publicly traded units, Class A common stock and warrants were listed on the Nasdaq Capital Market under the symbols “INAQU,” “INAQ,” and “INAQW,” respectively. Upon the Closing, the Company’s common stock and warrants were listed on the Nasdaq Global Market under the symbols “AMOD” and “AMODW,” respectively. Publicly traded units automatically separated into their component securities upon the Closing, and as a result, no longer trade as a separate security and were delisted from the Nasdaq Capital Market.

The Company has not paid any cash dividends on shares of its common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board.

Holders of Record

As of the Closing and following the completion of the Transactions, including the redemption of Public Shares as described above, the Company had 12,455,252 shares of common stock outstanding held of record by 98 holders, and 7,500,000 shares of preferred stock outstanding held of record by 5 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

No shares are reserved for issuance under equity compensation or incentive plans, and the Company has not adopted any incentive plan.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report relating to the issuance of the Company’s common stock in connection with the Transactions, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The Company’s securities are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Description of Securities of IAC” beginning on page 165 thereof, and that information is incorporated herein by reference. As described below, the Company’s Second Amended and Restated Certificate of Incorporation (the “A&R Charter”) was approved by IAC’s stockholders at the Special Meeting and became effective on December 13, 2024, in connection with the consummation of the Transactions.

Indemnification of Directors and Officers

The indemnification of our directors and officers is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Management After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers” beginning on page 191 thereof, and that information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The disclosure set forth in Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above and Item 2.01 is incorporated by reference into this Item 3.02.

As part of the Transactions effective as of the Closing, the Company issued (i) Janbella Group, LLC shares of Class A common stock, (ii) Michael Singer 125,000 shares of Class A common stock, (iii) Cantor Fitzgerald & Co. 210,000 shares of Class A common stock, and (iv) Odeon Capital Group, LLC 90,000 shares of Class A common stock. The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Report is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On December 18, 2024, the Company informed WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Transactions, of its dismissal as the Company’s independent registered public accounting firm. The Company’s Audit Committee participated in and approved the determination to dismiss Withum. The report of Withum on IAC’s financial statements as of and for the fiscal years ended December 31, 2023 and 2022, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent period through December 18, 2024, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended December 31, 2023 and 2022, and the subsequent period through December 18, 2024, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, other than the material weaknesses in internal controls identified by IAC’s management, in consultation with its advisors, related to the Company’s inability to timely file periodic reports, the manner in which an amount due to shareholders was accounted for, the over withdrawal of trust funds, the incorrect transfer of funds to the Sponsor’s account, and restatement of prior period financial statements, as described in Item 9A. Controls and Procedures in IAC’s Annual Report on Form 10-K for the period ended December 31, 2023, filed with the SEC on May 14, 2024, and Item 4. Controls and Procedures of the Company’s subsequent Quarterly Reports on Form 10-Q. The Company has authorized Withum to respond fully to the inquiries of the successor accountant.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this Report and requested that Withum furnish a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

(b) Engagement of New Certifying Accountant.

On December 18, 2024, the Audit Committee approved the engagement of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2024. MaloneBailey served as the independent registered public accounting firm of Legacy Alpha Modus prior to the Transactions. During the fiscal years ended December 31, 2023 and 2022, and prior to December 18, 2024, IAC did not consult with MaloneBailey with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on IAC’s financial statements, and neither a written report nor oral advice was provided to IAC that MaloneBailey concluded was an important factor considered by IAC in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01.	Changes in Control of the Registrant.

The information set forth above under the “Introductory Note” above and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Report is incorporated herein by reference.

Holders of uncertificated shares of IAC Class A common stock and IAC Class B common stock immediately prior to the Closing have continued as holders of uncertificated shares of the Company’s Class A common stock. Holders of IAC Class A common stock who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to IAC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director Compensation,” “Committees of the Board of Directors,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Indemnification of Directors and Officers” in Item 2.01 of this Report is incorporated herein by reference.

Reference is made to the disclosure in the section titled “Executive and Director Compensation of Alpha Modus” beginning on page 192 of the Proxy Statement/Consent Solicitation Statement/Prospectus, which is incorporated herein by reference. On the Closing Date, the Company entered into the employment agreements with William Alessi, Rodney Sperry, and Chris Chumas described therein. The description of the employment agreements is qualified in its entirety by the full text of the employment agreements, copies of which are attached hereto as Exhibit 10.9, Exhibit 10.10, and Exhibit 10.11, respectively, and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Certificate of Incorporation and Bylaws

On December 13, 2024, in connection with the consummation of the Transactions, the Company’s A&R Charter, and Amended and Restated Bylaws (the “A&R Bylaws”) were approved by IAC’s stockholders at the Special Meeting and became effective.

Copies of the A&R Charter and the A&R Bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Report, and are incorporated herein by reference.

The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Consent Solicitation Statement/Prospectus under the sections titled “The Amended and Restated Charter Proposal (Proposal 2),” “Description of Securities of IAC” and “Comparison of Stockholder Rights” beginning on pages 123, 165, and 176 of the Proxy Statement/Consent Solicitation Statement/Prospectus, respectively, which are incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 5.06.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in Item 2.01 of this Report and the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “The Business Combination Proposal (Proposal 1)” beginning on page 186 thereof, which is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial Statements of Businesses Acquired.

The unaudited interim  financial statements of Legacy Alpha Modus as of and for the nine months ended September 30, 2024, and 2023, and the related notes thereto, are attached as Exhibit 99.2 hereto and are incorporated herein by reference.

The consolidated financial statements of Legacy Alpha Modus as of and for the years ended December 31, 2023 and December 31, 2022, and the related notes thereto, are included in the Proxy Statement/Consent Solicitation Statement/Prospectus beginning on page F-85 of the Proxy Statement/Consent Solicitation Statement/Prospectus and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial statements of the Company for the year ended December 31, 2023, as of September 30, 2024, and for the nine months ended September 30, 2024, are filed as Exhibit 99.3 hereto and incorporated herein by reference.

(d) Exhibits.

		Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
2.1	Business Combination Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.*	8-K	2.1	10/17/2023
2.2	First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.*	8-K	2.1	6/24/2024
3.1	Second Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
10.1	Securities Purchase Agreement, dated October 23, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC	8-K	10.1	10/23/2024
10.2	Amendment to Securities Purchase Agreement, dated December 12, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC	8-K	10.1	12/12/2024
10.3	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and The Alessi 2020 Irrevocable Trust	8-K	10.2	10/17/2023
10.4	Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp., Insight Acquisition Sponsor LLC and IPO underwriters of Insight Acquisition Corp.	8-K	10.5	10/17/2023
10.5	Confidentiality and Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp., and the Stockholder Parties	8-K	10.4	10/17/2023
10.6	Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp. and Insight Acquisition Sponsor LLC	8-K	10.3	10/17/2023
10.7	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and Insight Acquisition Sponsor LLC	8-K	10.1	10/17/2023
10.8	Promissory Note issued by Alpha Modus Holdings, Inc. to Loeb & Loeb LLP
10.9++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and William Alessi
10.10++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and Rodney Sperry
10.11++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and Chris Chumas
10.12	Subscription Agreement, dated August 30, 2023, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund	10-Q	10.10	10/25/2023
10.13	Amendment to Subscription Agreement, dated May 15, 2024, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund	10-Q	10.15	6/6/2024
10.14	Subscription Agreement, dated April 26, 2024, and accepted by Alpha Modus, Corp. on May 16, 2024, by and among Alpha Modus, Corp. and Polar Multi-Strategy Master Fund	S-4/A	10.15	7/3/2024
10.15	Extension Agreement, dated March 29, 2024, by and among Alpha Modus, Corp. and Janbella Group, LLC	S-4/A	10.16	7/3/2024
10.16	Intellectual Property License Agreement, dated January 8, 2024, by and among Alpha Modus, Corp. and GZ6G Technologies Corp	S-4/A	10.17	7/31/2024
10.16	Intellectual Property License Agreement, dated April 10, 2024, by and among Alpha Modus, Corp., Xalles Holdings Inc., and CashXAI Inc.	S-4/A	10.18	7/31/2024
10.17	Fee Waiver Agreement, dated June 21, 2024, among Insight Acquisition Corp., Insight Acquisition Sponsor LLC and Michael Singer	8-K	10.1	6/24/2024
10.18	Settlement Agreement, dated June 20, 2024, by and among Odeon Capital Group LLC and Insight Acquisition Corp.	8-K	1.2	6/24/2024
10.19	Fee Modification Agreement, dated June 20, 2024, among Cantor Fitzgerald & Co., Insight Acquisition Corp., and Alpha Modus, Corp.	8-K	1.1	6/24/2024
16.1	Letter from Withum to the SEC, dated December 19, 2024
21.1	List of Subsidiaries
99.1	Forfeiture Agreement, dated December 12, 2024, by and between Alpha Modus, Corp. and Polar Multi-Strategy Master Fund	8-K	99.1	12/12/2024
99.2	Unaudited interim financial statements of Alpha Modus, Corp. as of and for the nine months ended September 30, 2024, and 2023, and the related notes thereto
99.3	Unaudited pro forma condensed combined financial information for the year ended December 31, 2023, as of September 30, 2024, and for the nine months ended September 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

++	Indicates a management or compensatory plan.

*	Certain exhibits and schedules to these exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: December 19, 2024	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer